Exhibit 23.1

 CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-171243) of our report dated April 12, 2012 relating to the combined financial statements of Wuchuan Dongsheng Mining Co., Ltd., Yanhe Tujiazu Autonomous County Meilan Mining Co., Ltd., and Guizhou Qianshi Resources Development Co., Ltd., which appears in this Current Report on Form 8-K/A of China Shen Zhou Mining & Resources, Inc.

/s/ Sherb & Co., LLP

Certified Public Accountants

New York, New York

April 12, 2012